UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

UNITED RENTALS, INC. UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, Connecticut	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Merger Agreement

On December 15, 2011, United Rentals, Inc., a Delaware corporation (the “Company” or “United Rentals”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RSC Holdings Inc. (“RSC”), pursuant to which RSC will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger. The Merger Agreement was unanimously approved by the boards of directors of both the Company and RSC.

At the effective time of the Merger, each outstanding share of RSC common stock issued and outstanding immediately prior to the effective time (other than shares owned by (i) RSC, the Company or any direct or indirect wholly owned subsidiary of RSC or the Company and (ii) stockholders who have perfected and not withdrawn a demand for appraisal rights under the Delaware General Corporation Law, or “DGCL”) will be automatically converted into the right to receive $10.80 in cash and 0.2783 shares of common stock of the Company, without interest. In addition, at the effective time of the Merger, the size of the Company’s board of directors will be increased to 14 directors and three of RSC’s current independent directors designated by RSC will be appointed to the Company’s board of directors.

Immediately following consummation of the Merger, the Company will cause each of RSC Holdings III, LLC, a Delaware limited liability company and wholly owned subsidiary of RSC, and United Rentals (North America), Inc., a Delaware corporation and wholly owned subsidiary of the Company, to merge with and into a newly formed Delaware corporation and wholly owned subsidiary of the Company (“U Newco”) in accordance with the DGCL (the “Subsequent Mergers”), with U Newco continuing as the surviving corporation of the Subsequent Mergers.

Consummation of the Merger is subject to certain mutual conditions of the parties, including, without limitation, (i) the approval by the holders of a majority of the outstanding shares of RSC common stock entitled to vote on adoption of the Merger Agreement, (ii) the approval by the holders of a majority of the outstanding shares of Company common stock entitled to vote on adoption of the Merger Agreement and the approval by the holders of a majority of the outstanding shares of Company common stock entitled to vote on the issuance of shares of Company common stock issuable in connection with the Merger present in person or represented by proxy at the special meeting of Company stockholders held to vote on such matters (such approvals are referred to collectively herein as the “Company Stockholder Approval”), (iii) the expiration or termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Subsection 102(1) of Part IX of the Competition Act (Canada), (iv) the receipt of a no-action letter from the Commissioner of Competition, (v) the absence of any law, order or injunction prohibiting the Merger, (vi) the approval for listing on the New York Stock Exchange of the shares of Company common stock to be issued in the Merger, (vii) the effectiveness of the registration statement on Form S-4 to be filed by the Company for purposes of registering the shares of Company common stock issuable in connection with the Merger, and (viii) the receipt of an opinion relating to solvency of the surviving corporation. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (w) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (x) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), including the other party’s agreement not to solicit alternative acquisition proposals, and, subject to certain exceptions, not to engage in discussions or negotiations regarding alternative acquisition proposals, (y) the absence of any change, event, circumstance or development from the date of the Merger Agreement until the effective time of the Merger, that has had or is reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on the other party, excluding matters disclosed in any reports filed by the Company or RSC with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement or contained in the confidential disclosure letter delivered by the Company or RSC to the other party and (z) the receipt of an opinion regarding certain tax matters relating to the Merger.

From the date of the Merger Agreement until the earlier of (i) the effective time of the Merger and (ii) termination of the Merger Agreement in accordance with its terms, RSC became subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The Company is also subject to similar “no-shop” provisions but those restrictions will terminate upon the earlier of (i) the date that the Company Stockholder Approval is obtained and (ii) termination of the Merger Agreement in accordance with its terms. However, the no-shop provisions are subject to customary “fiduciary-out” provisions which allow the Company and RSC under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the board of directors of the Company or RSC, as applicable, has reasonably determined in good faith (after consultation with its outside legal counsel and financial advisors) would result in a transaction more favorable to the such party’s stockholders from a financial point of view than the Merger and is reasonably likely to be consummated in accordance with its terms.

The Company and RSC are permitted under certain circumstances to terminate the Merger Agreement, including in the event that, among other things, the other party breaches its “no-shop” obligations or under certain limited circumstances to enter into a “superior proposal”. In connection with the termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, either party may be required to pay the other party a termination fee of $60 million plus, in certain circumstances, expenses up to a maximum of $20 million in the event that, among other things, (i) the other party’s board of directors withdraws or qualifies its recommendation in favor of the Merger, (ii) the other party’s board of directors fails to recommend against any third party tender or exchange offer, (iii) the other party accepts a superior proposal, (iv) the other party has breached its “no-shop” obligations under the Merger Agreement or (v) (A) an alternative acquisition proposal is made to the other party or otherwise becomes publicly known, (B) the other party’s stockholders do not approve the Merger Agreement at the relevant stockholders meeting and (C) the other party enters into a definitive agreement with respect to or consummates an alternative acquisition proposal, or the other party’s board of directors approves, recommends or does not oppose an alternative acquisition proposal, in each case within one year after termination of the Merger Agreement. In the event that either party terminates the Merger Agreement for failure of a party’s stockholders to approve the adoption of the Merger Agreement, the party whose stockholders failed to so approve the adoption of the Merger Agreement will be required to reimburse the other party’s expenses up to a maximum of $20 million. Further, if RSC terminates the Merger Agreement due to the Company’s failure to consummate the Merger on the date the closing should have occurred in accordance with the terms of the Merger Agreement or either party terminates the Merger Agreement due to the failure of the third party valuation firm to deliver an opinion with respect to the solvency of the surviving corporation, and in either case all of the other conditions to the Company’s obligations to consummate the Merger have been met (other than those conditions that are to be satisfied at the closing), then the Company will be required to pay RSC a termination fee of $107.5 million plus expenses, unless the Company’s failure to consummate the Merger resulted from RSC’s failure to provide certain information required to be provided by it under the Merger Agreement in connection with the Company’s financing for the Merger.

The Merger Agreement is filed as an exhibit to this Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, RSC, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; were solely for the benefit of the parties to the Merger Agreement; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, RSC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company and RSC. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the joint proxy statement/prospectus forming a part of the registration statement on Form S-4 that the Company will file in order to register the shares of Company common stock issuable in connection with the Merger, as well as in the other filings that each of the Company and RSC make with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Voting Agreement

Contemporaneously with the execution of the Merger Agreement, as a condition to the Company entering into the Merger Agreement, the Company entered into a voting agreement (the “Voting Agreement”) with each of OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC (collectively, the “Oak Hill Stockholders”) covering all shares of RSC common stock held of record or beneficially owned by the Oak Hill Stockholders. The Oak Hill Stockholders held approximately 33.4% of the issued and outstanding shares of RSC common stock as of December 15, 2011, the last trading day before announcement of the transaction.

Pursuant to the Voting Agreement, the Oak Hill Stockholders have agreed to, among other things, vote (or cause to be voted) all of their shares (a) in favor of the adoption of the Merger Agreement and approval of the transactions contemplated thereby and (b) against, and otherwise not support, any “Company Acquisition Proposal” (as defined in the Merger Agreement) or any other action, agreement or transaction submitted for approval of RSC’s stockholders that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger. The Oak Hill Stockholders have also agreed not to solicit, initiate or encourage any inquiries or the making or consummation of any proposal or offer that constitutes, or is reasonably likely to lead to, a “Company Acquisition Proposal.”

In addition, each Oak Hill Stockholder has agreed, subject to certain exceptions, not to, directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any of the shares of RSC common stock held by such stockholder, or enter into any contract with respect to the foregoing, or (b) deposit any of its shares of RSC common stock into a voting trust or enter into a voting agreement or arrangement with respect to such shares of RSC common stock or grant any proxy or power of attorney with respect thereto.

The Voting Agreement will terminate upon the earliest to occur of (a) the date of termination of the Merger Agreement, (b) the date of any modification of the Merger Agreement that reduces the amount or changes the form of the consideration to be paid to RSC stockholders in connection with the Merger and (c) the effective time of the Merger.

The foregoing description of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Commitment Letter

Contemporaneously with the execution of the Merger Agreement, the Company has obtained debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be used by the Company to pay a portion or all of the cash consideration to consummate the Merger, to repay certain outstanding indebtedness of RSC, to pay all related fees and expenses and to provide for the ongoing working capital and general corporate needs of U Newco as the surviving corporation of the Subsequent Mergers.

Morgan Stanley Senior Funding, Inc. (“MSSF”), Bank of America, N.A. (“BofA”) and WF Investment Holdings, LLC (collectively, the “Bridge Lenders”) have committed to provide a $650 million senior secured bridge facility and a $1,550 million senior unsecured bridge facility, on the terms and subject to the conditions set forth in a commitment letter dated December 15, 2011 (the “Commitment Letter”). It is expected that on or prior to the closing of the Merger, senior secured notes and senior unsecured notes will be issued and sold pursuant to a registered public offering and/or a private placement in lieu of a portion or all of the drawings under the bridge facilities. In addition, the Company is seeking amendments to its existing revolving credit facility to permit the merger of United Rentals (North America), Inc. into U Newco with U Newco as the surviving entity and for certain other purposes. If the necessary amendments to the Company’s existing revolving credit facility shall not become effective on or prior to the closing of the Merger, MSSF, BofA and Wells Fargo Capital Finance, LLC (collectively, the “ABL Lenders” and together with the Bridge Lenders, the “Lenders”) have committed to refinance in full the Company’s existing revolving credit facility in an aggregate amount equal to $1,800 million, on the terms and subject to the conditions set forth in the Commitment Letter. The obligations of the Lenders to provide financing under the Commitment Letter are subject to certain conditions, including, without limitation, (i) the negotiation, execution and delivery of definitive loan documentation for the financing of the Merger, consistent with the Commitment Letter; (ii) a condition that, since December 31, 2010 through and including the date of the Commitment Letter, there has not been any change in the business, financial condition or results of operations of RSC and its subsidiaries, taken as a whole, or any other change, event, effect, development, state of facts, condition, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a “Target Material Adverse Effect” (defined in the Commitment Letter in a manner substantially the same as the definition of “Material Adverse Effect” in the Merger Agreement), and since the date of the Commitment Letter, there shall not have occurred any change, event, circumstance or development that has had, or is reasonably likely to have, a Target Material Adverse Effect; (iii) the delivery to the administrative agent of a notice of borrowing under the bridge facilities; (iv) the consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers thereof that are materially adverse to the Lenders unless consented to) concurrently with the initial funding of the debt facilities contemplated by the Commitment Letter; (v) the payment of applicable costs, fees and expenses; (vi) the delivery of certain customary closing documents (including, among other things, opinions from legal counsel and a customary solvency certificate); (vii) the accuracy of certain specified representations and warranties in the loan documents contemplated by the Commitment Letter and Merger Agreement; (viii) either the amendments to the Company’s existing revolving credit facility being effective or the Company executing a replacement revolving credit facility, and the Company having sufficient cash from proceeds under the revolving credit facility and/or available cash on hand sufficient (when taken together with the proceeds of the bridge facilities or the offering of notes) to meet its payment obligations under the Merger Agreement; and (ix) the receipt of a prospectus or an offering memorandum with respect to the senior secured notes offering and the senior unsecured notes offering.

The final termination date for the Commitment Letter shall occur upon the earliest of: (i) the execution and delivery of the financing documentation contemplated by the Commitment Letter by all of the parties thereto and the consummation of the Merger; (ii) 11:59 p.m., New York time, on June 15, 2012, or, to the extent the Outside Date (as defined in the Merger Agreement (as originally in effect)) is extended in accordance with Section 8.01(b)(i) of the Merger Agreement (as originally in effect), 11:59 p.m., New York time, on September 15, 2012; and (iii) the date of termination of the Merger Agreement (other than with respect to ongoing indemnity, confidentiality and other customary surviving provisions) in accordance with the Merger Agreement; provided that upon the execution and delivery of the amendment to the Company’s existing revolving credit facility contemplated above by the “Required Lenders” under, and as defined in, the Company’s existing revolving credit facility, all commitments to refinance in full the Company’s existing revolving credit facility shall terminate.

The foregoing description of the Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Commitment Letter is incorporated by reference into this Item 2.03.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to United Rentals or RSC, the management of either such company or the transaction, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this document are based upon information available to United Rentals and RSC on the date hereof, and neither United Rentals nor RSC assumes any obligation to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents United Rentals and RSC have filed with the SEC as well as the possibility that (1) United Rentals and RSC may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and RSC; (4) the proposed transaction may involve unexpected costs; (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction; and (6) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by United Rentals and RSC. Neither United Rentals nor RSC gives any assurance that it will achieve its expectations or assumes any responsibility for the accuracy and completeness of the forward-looking statements.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of United Rentals and RSC described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This document relates to a proposed transaction between United Rentals and RSC, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by United Rentals. This document is not a substitute for the registration statement and joint proxy statement/prospectus that United Rentals will file with the SEC or any other documents that it may file with the SEC or send to shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about United Rentals and RSC, at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations portion of the United Rentals website at http:// http://www.ur.com/investor under the heading “Investors” and then under “SEC Filings.” Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to Investor Relations at United Rentals at 203-618-7318.

Participants in Solicitation

United Rentals, RSC and their respective directors and executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of United Rentals and RSC in connection with the proposed transaction. Information about the directors and executive officers of United Rentals and their ownership of United Rentals common stock is set forth in the proxy statement for the United Rentals 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 31, 2011. Information about the directors and executive officers of RSC and their ownership of RSC common stock is set forth in the proxy statement for the RSC’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 16, 2011. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2011, by and between United Rentals, Inc. and RSC Holdings Inc.

10.1	Voting Agreement, dated as of December 15, 2011, by and between United Rentals, Inc. and OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC

10.2	Commitment Letter, dated as of December 15, 2011, among United Rentals, Inc., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Wells Fargo Capital Finance, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011

UNITED RENTALS, INC.

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen Title: Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen Title: Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2011, by and between United Rentals, Inc. and RSC Holdings Inc.

10.1	Voting Agreement, dated as of December 15, 2011, by and between United Rentals, Inc. and OHCP II RSC, LLC, OHCMP II RSC, LLC and OHCP II RSC COI, LLC

10.2	Commitment Letter, dated as of December 15, 2011, among United Rentals, Inc., Morgan Stanley Senior Funding, Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, WF Investment Holdings, LLC, Wells Fargo Securities, LLC and Wells Fargo Capital Finance, LLC